                                                                     EXHIBIT 99b

                    Report of Independent Public Accountants

To the Board of Directors and Shareowners of Verizon Communications Inc.:

We have audited the consolidated statements of income, comprehensive income, shareholders' equity and cash flows of GTE Corporation (a New York corporation and wholly owned subsidiary of Verizon Communications Inc.) and subsidiaries for the year ended December 31, 1999, not separately presented herein. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of GTE Corporation and subsidiaries for the year ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.

As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for computer software costs in accordance with AICPA Statement of Position No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" effective January 1, 1999.

Our audit was made for the purpose of forming an opinion on the basic financial statements referred to above taken as a whole. The supporting schedule listed under Item 14 is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements referred to above. The supporting schedule information pertaining to GTE Corporation for the year ended December 31, 1999, not separately presented herein, has been subjected to the auditing procedures applied in the audit of the basic financial statements referred to above and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements referred to above taken as a whole.

/s/ Arthur Andersen LLP

Dallas, Texas
June 30, 2000